QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Ribozyme Pharmaceuticals, Inc. 2001 Stock Option Plan of our report dated February 22, 2002, with respect to the financial statements of Ribozyme Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Denver, Colorado
November 15, 2002

QuickLinks

  Exhibit 23.1
Consent of Independent Auditors